EXHIBIT 23.2
                                                                    ------------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 6 to the Registration Statement (Form S-3 No. 333-97231) and related Prospectus of Waste Connections, Inc. for the registration of $175,000,000 of Floating Rate Convertible Subordinated Notes Due 2022 and 3,616,445 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2004, except for paragraph 1 of Note 16, as to which the date is March 2, 2004 and paragraph 2 of Note 16, as to which the date is March 3, 2004, with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Sacramento, California
March 11, 2004